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                                                                   EXHIBIT 3.2



                        CERTIFICATE OF DETERMINATION OF
                  PREFERENCES OF SERIES B PREFERRED SHARES OF
                         YARC SYSTEMS CORPORATION, INC.,
                            a California Corporation



        The undersigned, Dr. Trevor Marshall, certifies that:

        1. He is the duly elected and acting Chairman of the Board and Chief Financial Officer of the corporation.

        2. Pursuant to authority given by the corporation's Articles of Incorporation, the Board of Directors of the corporation has duly adopted the following recitals and resolutions:

        WHEREAS, the Articles of Incorporation of this corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

        WHEREAS. the Articles of Incorporation provide that the initial series of Preferred Stock shall consist of 300,000 shares designated "Series A Preferred shares" and that the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; except Series A; and

        WHEREAS, the Board of Directors of this corporation desires, pursuant to its authority, to fix the terms of an additional series of Preferred Stock, the number of shares constituting that series, and the designation of that series;

        NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, an additional series of Preferred Stock as follows:

        SECTION 1. Designation.

        The additional series of Preferred Stock of this corporation shall be designated and known as "Series B Preferred shares." The number of shares constituting the Series B Preferred shares shall be 100,000 shares.

        SECTION 2. Liquidation.

        In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Series B Preferred shares shall be entitled to receive out of the assets of the corporation, whether those assets are capital or surplus of any nature, an amount equal to $2.00 per Series B Preferred share and no more, before any payment shall be made or any assets



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distributed to the holders of Common shares or Series A Preferred shares.

        If upon liquidation, dissolution, or winding up, the assets thus distributed among the holders of the Series B Preferred shares shall be insufficient to permit the payment to those shareholders of the full preferential amounts, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of Series B Preferred shares.

        In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, subject to all of the preferential rights of the holders of Preferred shares on distribution or otherwise, the holders of Common shares shall be entitled to receive, ratably, all remaining assets of the corporation.

        A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 2.

        SECTION 3. Voting.

        The holders of the Series B Preferred shares shall have no voting rights, except where Series B Preferred shares are required to vote by law.

        SECTION 4. Redemption.

        Subject to the provisions of the California General Corporation Law and to any other applicable restrictions on the right of a corporation to redeem its own shares, the corporation, at the discretion of the board of directors, may at any time after the date of issuance redeem the whole or any part of the outstanding Series B Preferred shares.

        In the event the corporation elects to redeem a portion of the outstanding Series B Preferred shares, the board of directors, at its discretion, shall select the manner in which the shares are to be redeemed.

        Upon redemption the corporation shall pay for each share redeemed cash in the amount of $2.00 per share (referred to as the "redemption price").

        At least ten days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series B Preferred shares to be redeemed as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such shareholder at the address of that holder appearing on the books of the corporation or given by that holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. The notice shall state the date fixed for redemption, the redemption price and shall call upon that holder to surrender to the corporation on the date fixed and at the place designated in the notice the holder's certificate or certificates representing the Series B Preferred shares to be redeemed if those shares are certificated. On or after the date



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fixed for redemption and stated in that notice, each holder of Series B
Preferred shares called for redemption shall, if those shares are certificated, surrender the certificate evidencing the shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If the notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available to pay the redemption price, then, notwithstanding that the certificates evidencing any Series B Preferred shares so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall after that date cease and desist, except that only the right of the holders to receive the redemption price without interest upon surrender of their certificates shall remain if those Series B Preferred shares are certificated. Notwithstanding the foregoing, notice of redemption by the corporation may be effected by the corporation by entering into a written agreement with any holder of Series B Preferred shares wherein a redemption procedure is specified.

        RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this corporation are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

        3. The authorized number of shares of Preferred Stock of the corporation is 15,000,000, and the number of shares constituting Series B, none of which has been issued, is 100,000.

        IN WITNESS WHEREOF, the undersigned executed this certificate on June 24, 1993.


                                            /s/ TREVOR MARSHALL
                                            ------------------------------------
                                            Dr. Trevor Marshall,
                                            Chairman of the Board and
                                            Chief Financial Officer



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                                  VERIFICATION

        The undersigned, Dr. Trevor Marshall, Chairman of the Board and Chief Financial Officer of Yarc Systems Corporation, Inc. declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

        Executed at Newbury Park, California, on June 24, 1993.



                                            /s/ TREVOR MARSHALL
                                            ------------------------------------
                                            Dr. Trevor Marshall,
                                            Chairman of the Board and
                                            Chief Financial Officer



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